UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 9, 2008
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-08733	85-0212139
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1 West Wetmore Road, Suite 203
Tucson, Arizona	85705
(Address of principal executive offices)	(Zip Code)

520-292-0266
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
1.01	Entry Into a Material Definitive Agreement
5.02	Compensatory Arrangements of Certain Officers
9.01	Financial Statements and Exhibits

2.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry Into a Material Definitive Agreement

On September 9, 2008, Nord Resources Corporation (“We” or the “Company” ) entered into an amended and restated executive employment agreement with John Perry (the "Perry Agreement") to update and clarify certain terms of his employment with the Company, and an executive employment agreement with Wayne Morrison (the "Morrison Agreement") as contemplated in the letter agreement he entered into with the Company upon his appointment. The following summaries of the Perry Agreement and the Morrison Agreement do not purport to be complete and are qualified in their entirety by reference to the Perry Agreement and the Morrison Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K.

The Perry Agreement

Pursuant to the terms of the Perry Agreement, Mr. Perry will continue to serve as our President and Chief Executive Officer. Mr. Perry will perform such duties and responsibilities as set out in the Perry Agreement and as our board of director’s may from time to time reasonably determine and assign as is customarily performed by persons in an executive position.

In consideration for Mr. Perry’s services, we have agreed to:

  continue to pay Mr. Perry an annual salary in the amount of $200,000;

  continue to provide Mr. Perry with bonuses from time-to-time as determined by our compensation committee; and

  continue to allow Mr. Perry to participate in our 2006 Stock Incentive Plan, our Performance Incentive Plan, and such other plans that may from time to time be adopted by our company during the term of employment to compensate or provide incentives to qualifying senior executives of the Company.

Prior to its amendment, Mr. Perry’s employment agreement included certain provisions that would apply if the Company entered into an agreement with respect to a Significant Transaction, including the requirement that Mr. Perry immediately resign as an officer the Company, and the obligation of the Company to make certain payments and provide certain benefits to Mr. Perry. “Significant Transaction” was defined to mean a significant transaction in which (i) any person, together with all affiliates and associates of such person, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 51% or more of the common shares of the Company, or (ii) there is a sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or of assets of the Company valued at $12,000,000 or greater.

The provisions applicable in the event of a Significant Transaction have been eliminated from the Perry Agreement, but the Perry Agreement contains certain provisions that will apply if Mr. Perry resigns or is terminated without cause following a change of control of the Company, including the following:

  the Company will pay Mr. Perry an amount equal to three times his base salary in a lump sum within 60 days;

  if Mr. Perry elects continuation of coverage of medical and dental benefits under the United States Consolidated Omnibus Budget Reconciliation Act of 1985, the Company will pay 100% such premiums for the first 18 months of coverage;

3.

  the Company will pay the premiums necessary for continuation of any supplemental disability policy or, at the election of the Company, a lump sum amount equal to the aggregate premiums to be paid on such a policy, in either case for a period of 18 months; and

  immediate vesting and/or issuance of all unvested stock options, grants, rights or other equity.

Mr. Perry’s term of employment under the Perry Agreement will end on April 22, 2009. The Perry Agreement is subject to automatic extension for successive periods of one additional year unless either the Company or Mr. Perry provides written notice of an intention not to renew the agreement no later than 90 days prior to the end of the then-current term of the agreement.

The Perry Agreement provides that Company may terminate Mr. Perry’s employment without cause, in which event:

  Mr. Perry will be entitled to continue to receive his base salary for the greater of (a) the remainder of the then-current term of the Perry Agreement, and (b) 12 months;

  if Mr. Perry is eligible for and elects to continue his health insurance pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 following the date of his termination, the Company will pay the premiums until the earlier of (a) the expiration of the Perry Severance Term, or (b) the date on which Mr. Perry commences employment with another employer who provides health insurance benefits at least as favorable as those provided by the Company; and

  immediate vesting and/or issuance of all unvested stock options, grants, rights or other equity.

The Morrison Agreement

Pursuant to the terms of the Morrison Agreement, Mr. Morrison will continue serve as our Vice President and Chief Financial Officer. Mr. Morrison will perform such duties and responsibilities as set out in the Morrison Agreement and as our board of director’s may from time to time reasonably determine and assign as is customarily performed by persons in an executive position.

In consideration for Mr. Morrison’s services, we have agreed to:

  continue to pay Mr. Morrison an annual salary in the amount of $150,000;

  continue to provide Mr. Morrison with bonuses from time-to-time as determined by our compensation committee; and

  continue to allow Mr. Morrison to participate in our 2006 Stock Incentive Plan, our Performance Incentive Plan, and such other plans that may from time to time be adopted by our company during the term of employment to compensate or provide incentives to qualifying senior executives of the Company.

The Morrison Agreement contains certain provisions that will apply if Mr. Morrison resigns or is terminated without cause following a change of control of the Company, including the following:

4.

  the Company will pay Mr. Morrison an amount equal to three times his base salary in a lump sum within 60 days;

  if Mr. Morrison elects continuation of coverage of medical and dental benefits under the United States Consolidated Omnibus Budget Reconciliation Act of 1985, the Company will pay 100% of the premiums for the first 18 months of coverage; and

  the Company will pay the premiums necessary for continuation of any supplemental disability policy or, at the election of the Company, a lump sum amount equal to the aggregate premiums to be paid on such a policy, in either case for a period of 12 months.

Mr. Morrison’s term of employment under the Morrison Agreement will end on November 30, 2010. The Morrison Agreement is subject to automatic extension for successive periods of one additional year unless either the Company or Mr. Morrison provides written notice of an intention not to renew the agreement no later than 90 days prior to the end of the then-current term of the agreement.

The Morrison Agreement provides that Company may terminate Mr. Morrison’s employment without cause, in which event:

  Mr. Morrison will be entitled to continue to receive his base salary for 24 months; and

  if Mr. Morrison is eligible for and elects to continue his health insurance pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, following the date of his termination, the Company will pay the premiums until the earlier of (a) the expiration of the Morrison Severance Term, or (b) the date on which Mr. Morrison commences employment with another employer who provides health insurance benefits at least as favorable as those provided by the Company.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Compensatory Arrangements of Certain Officers

We have entered into executive employment agreements with each of John Perry and Wayne Morrison, as described above in Item 1.01 of this Current Report on Form 8-K, whereby Mr. Perry will continue to serve as our President and Chief Executive Officer and Mr. Morrison will continue to serve as our Vice President and Chief Financial Officer.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

10.1	Amended and Restated Executive Employment Agreement between the Company and John Perry dated September 9, 2008.

10.2	Executive Employment Agreement between the Company and Wayne Morrison dated September 9, 2008.

5.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORD RESOURCES CORPORATION

	By:	/s/ Wayne M. Morrison
DATE: September 12, 2008
Wayne M. Morrison
Chief Financial Officer

6.